As filed with the Securities and Exchange Commission on February 27, 1997
                              Registration No. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                ----------------

                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                            FACTORY CARD OUTLET CORP.
             (Exact name of registrant as specified in its charter)

        Delaware                                           36-3652087
(State or other jurisdiction of                          (I.R.S. Employer
incorporation or organization)                           Identification No.)

                               745 Birginal Drive
                        Bensenville, Illinois 60106-1212
    (Address, including zip code of registrant's principal executive offices)

                            FACTORY CARD OUTLET CORP.
                             1989 STOCK OPTION PLAN
                            (Full title of the Plan)

                          Charles R. Cumello, President
                            Factory Card Outlet Corp.
                               745 Birginal Drive
                        Bensenville, Illinois 60106-1212
                                 (630) 238-0010
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
                                     -------
                                 With a Copy to:
                             Lori J. Braender, Esq.
                          Pitney, Hardin, Kipp & Szuch
                                  P.O. Box 1945
                          Morristown, New Jersey 07962
                                 (201) 966-6300
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                                                   CALCULATION OF REGISTRATION FEE
------------------------ ---------------------- ---------------------- ----------------------- ----------------------
  Title of securities        Amount to be         Proposed maximum        Proposed maximum           Amount of
   to be registered           registered1          offering price        aggregate offering      registration fee2
                                                      per share                price
------------------------ ---------------------- ---------------------- ----------------------- ----------------------
Common Stock, $.01                (1)                    (1)                    (1)
par value                      1,256,242 shares       $9.00                  $11,306,178            $3,898.68

------------------------ ---------------------- ---------------------- ----------------------- ----------------------

----------------
    1 This registration  statement also covers an indeterminate  amount of interests to be offered or sold pursuant to the employee benefit plan described herein, as well as an indeterminate number of shares of Common Stock which may be issuable under the antidilution and other adjustment provisions of such plan pursuant to Rule 416(a) of the Securities Act of 1933.

    2 Estimated in accordance with Rule 457(h) solely for purposes of calculating the  registration  fee and based upon the average of the high and low sale prices of the Common Stock on the Nasdaq  National  Market on February  21,  1997,  as reported in the Wall
Street Journal.



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



                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1   Plan Information

         Not filed with this Registration Statement.

ITEM 2   Registrant Information and Employee Plan Annual Information

         Not filed with this Registration Statement.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3    Documents Incorporated By Reference

     The following documents filed by Factory Card Outlet Corp. (the "Company") or the Factory Card Outlet Corp. 1989 Stock Option Plan (the "Plan") with the Securities and Exchange Commission (the "Commission") are incorporated by reference in this Registration Statement:

     1. The Company's Prospectus, dated December 12, 1996 filed pursuant to Rule 424(b) under the Securities Act of 1933.

     2. The description of the Company's Common Stock set forth in the Company's Registration Statement on Form 8-A filed pursuant to Section 12 of the Exchange Act of 1934, and any amendment or report filed for the purpose of updating such description.

     In addition,  all  documents  filed by the Company and the Plan pursuant to
Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, hereby are incorporated herein by reference and shall be deemed a part hereof from the date of filing of such documents.

ITEM 4   Description of Securities

         Not applicable.

ITEM 5   Interests of Named Experts and Counsel

         Not applicable.

ITEM 6   Indemnification of Directors and Officers

         (a) Limitation of Liability of Directors and Officers. Section 102 of the Delaware General Corporation Law permits a corporation to provide in its Certificate of Incorporation that a director or officer shall not be personally liable to the corporation or its shareholders for breach of any duty owed to the corporation or its shareholders, except that such provisions shall not relieve a director or officer from liability for any breach of duty based upon an action or omission (a) in breach of such person's duty of loyalty to the corporation or its shareholders, (b) not in good faith or involving intentional misconduct or a knowing violation of law, (c) involving the payment of unlawful dividends or expenditure of funds for unlawful stock purchases or redemptions, or (d) resulting in receipt by such person of any improper personal benefit. Article EIGHTH of the Company's Certificate of Incorporation includes limitation on the liability of officers and directors to the fullest extent permitted by Delaware law.

         (b) Indemnification of Directors, Officers, Employees and Agents. Under Article SEVENTH of its Certificate of Incorporation, the Company may, to the fullest extent permitted by law, indemnify its directors, officers, employees and agents. Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify its directors, officers, employees and agents against judgments, fines, penalties, amounts paid in settlement and expenses, including attorneys' fees, resulting from various types of legal actions or proceedings if the actions of the party being indemnified meet the standards of conduct specified therein. Determinations concerning whether or not the applicable standard of conduct has been met can be made by (a) a disinterested majority of the Board of Directors, (b) independent legal counsel, or (c) an affirmative vote of a majority of shares held by the shareholders. No indemnification is permitted to be made to or on behalf of a corporate director, officer, employee or agent if a judgment or other final adjudication adverse to such person establishes that his acts or omissions (a) were in breach of his duty of loyalty to the corporation or its shareholders, (b) were not in good faith or involved a knowing violation of law or (c) resulted in receipt by such person of an improper personal benefit.

         (c) Insurance. The Company maintains insurance policies insuring the Company's directors and officersagainst liability for wrongful acts omissions arising out of their positions as directors and officers, subject to certain limitations.

ITEM 7   Exemption from Registration Claimed

         Not applicable.

ITEM 8   Exhibits

         23(a)  Consent of KPMG Peat Marwick LLP.

         99     Factory Card Outlet Corp. 1989 Stock Option Plan*

     Undertaking number 2 in Item 9 below is hereby incorporated by reference in this Item 8.
---------------
* Incorporated herein by reference to Exhibit 10.6.1 to the Registration Statement on Form S-1 of the Company (Reg. No. 333-13827) filed with the Commission on December 12, 1996.

ITEM 9   Undertakings

     1.   The undersigned registrant hereby undertakes:

          (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

             (i) To include any material information with respect to the Plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

          (b) That, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     2. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or
          Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     3. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirement of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Township of Bensenville, State of Illinois, on February , 1997.

                                             FACTORY CARD OUTLET CORP.

                                   By:  /S/ WILLIAM E. FREEMAN *
                                      -----------------------------------------
                                      William E. Freeman, Chairman of the Board

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

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

   Signature                                                      Title                     Date


           *
-------------------------------------------      Chairman of the Board of Directors   February 26, 1997
William E. Freeman

           *
-------------------------------------------          President and Director           February 26, 1997
Charles Cumello
                                                    Executive Vice President and
           *                                     Treasurer (principal financial and   February 26, 1997
-------------------------------------------            accounting officer)
Glen J. Franchi

           *
-------------------------------------------                   Director                February 26, 1997
Michael I. Barach

           *
-------------------------------------------                   Director                February 26, 1997
Dr. Robert C. Blattberg

           *
-------------------------------------------                   Director                February 26, 1997
Bart A. Brown, Jr.

           *
-------------------------------------------                   Director                February 26, 1997
Richard A. Doppelt

           *
-------------------------------------------                   Director                February 26, 1997
J. Bayard Kelly
           *
-------------------------------------------                   Director                February 26, 1997
James L. Nouss, Jr.

           *
-------------------------------------------                   Director                February 26, 1997
Stewart M. Kasen

*By Lori J. Braender, Esq., as attorney-in-fact.

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



                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Plan administrators have duly caused this Registration Statement to be signed on behalf of the Plan by the undersigned, thereunto duly authorized, in the Township of Bensenville, State of Illinois, on February 26, 1997.


                    FACTORY CARD OUTLET CORP.
                    1989 STOCK OPTION PLAN


            By:  /S/ WILLIAM E. FREEMAN   *
                ----------------------------------------------------------
                William E. Freeman, Chairman of the Board of Directors, as Plan Administrator



*By Lori J. Braender, Esq., as attorney-in-fact

                                INDEX TO EXHIBITS


Exhibit 23(a)
      Consent of KPMG Peat Marwick LLP

* Exhibit 99

      Factory Card Outlet Corp. 1989 Stock Option Plan








* Incorporated herein by reference to Exhibit 10.6.1 to the Registration Statement on Form S-1 of the Company (Reg. No. 333-13827) filed with the Commission on December 12, 1996.